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                                                                    EXHIBIT 24.0

                               POWER OF ATTORNEY

The directors of Heritage Financial Corporation (the "Company"), whose signatures appear below, hereby appoint Donald V. Rhodes as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company's Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such persons hereby granting to such attorney power to act with full power of substitution and revocation, and hereby ratifying all that such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed on the 25th day of February, 1999 by the following directors which constitute a majority of the board of directors.

      Signature                                   Title


/s/ Lynn M. Brunton                              Director
-----------------------------
Lynn M. Brunton


/s/ John A. Clees                                Director
-----------------------------
John A. Clees


/s/ Daryl D. Jensen                              Director
-----------------------------
Daryl D. Jensen


/s/ H. Edward Odegard                            Director
-----------------------------
H. Edward Odegard


/s/ James P. Senna                               Director
-----------------------------
James P. Senna


/s/ Peter K. Wallerich                           Director
-----------------------------
Peter K. Wallerich


/s/ Philip S. Weigand                            Director
-----------------------------
Philip S. Weigand